UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2005

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Description of New Agreements

On November 8, 2004, North American Technologies, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with Avalanche Resources, Ltd. (“Avalanche”), Kevin C. Maddox (“Maddox”) and an investment group composed of Big Bend XI Investments, Ltd. (“Big Bend”), Crestview Capital Master, LLC (“Crestview”), Midsummer Investment Ltd. (“Midsummer”), HLT FFT, LLC (“HLT”), Richard Kiphart (“Kiphart”), Islandia, L.P. (“Islandia”) and Crestview Warrant Fund, L.P. (“Crestview Warrant” and, collectively with Big Bend, Crestview, Midsummer, HLT, Kiphart and Islandia, the “Purchasers”) in which Avalanche and Maddox agreed to sell all 34,338,246 shares of common stock, $.001 par value (“Common Stock”), of the Company and warrants to purchase 3,719,768 shares of Common Stock owned by them to the Purchasers (the “Control Transaction”). The Purchasers paid an aggregate of $10,800,000 in cash (the “Proceeds”) to Avalanche and Maddox for these securities. The source of the funds used by the Purchasers was private funds. The Control Transaction was closed on November 12, 2004 and resulted in a change of control of the Company.

In connection with the closing of the Control Transaction, Maddox waived any claim of severance payments from the Company in connection with his resignation as an officer and director of the Company, and delivered to the Company $450,000 of the Proceeds.

Contemporaneously with the execution of the Stock Purchase Agreement, and as a condition to the closing of the transactions contemplated thereby, Avalanche, Maddox and the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Sponsor Investments, LLC (“Sponsor”) in which Sponsor (the “Sponsor Transaction”) agreed to exchange (a) its option (the “Sponsor Option”) to acquire a 49.9% ownership interest in TieTek LLC (“TieTek”), the Company’s operating subsidiary, and (b) its Class B Membership interest in TieTek (the “Class B Membership Interest”) for 43,114 shares of Series CC Preferred Stock of the Company and a warrant to purchase 9,158 shares of Series CC Preferred Stock of the Company (collectively, the “Exchange Securities”). The 43,114 shares Series CC Preferred Stock are convertible into approximately 39,920,374 shares of Common Stock and the warrant to purchase 9,158 shares of Series CC Preferred Stock convertible into an estimated 8,479,630 shares of Common Stock. The Sponsor Transaction was closed on February 22, 2005. Assuming full conversion of all of the Company’s preferred stock currently outstanding, Sponsor owned approximately 33% of the total outstanding shares of Common Stock and a warrant to purchase a number of shares of preferred stock that are convertible into 33% of the shares of Common Stock subject to outstanding warrants, immediately following the consummation of the Exchange Agreement. The consummation of the Sponsor Transaction has resulted in a further change of control of the Company.

On February 22, 2005, the Sponsor Group (as defined below) and the Purchasers (the “Participating Stockholders”) entered into a Stockholders Agreement (“Stockholders

Agreement”). Pursuant to the Stockholders Agreement, the Participating Stockholders have agreed to vote all of the shares of the Company’s voting stock, to which they respectively control the voting power, in favor of the election of two nominees designated by the Purchasers, two nominees designated by Sponsor, and one nominee designated by Sponsor and Big Bend. This obligation to vote terminates on May 31, 2005. In addition, Sponsor and each of the Purchasers has agreed pursuant to the Stockholders Agreement to share among themselves any recovery that they may receive from Maddox or Avalanche from any breach of such parties’ representations and warranties under the Stock Purchase Agreement or the Exchange Agreement, respectively.

On February 22, 2005, the Company entered into a Registration Rights Agreement (“Registration Agreement”) with the Participating Stockholders. Under the Registration Agreement, the Company is obligated, at its own expense, to register for sale with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) the Common Stock of the Company held or acquired by any of the Participating Stockholders. The Participating Stockholders have the right to make four “long-form” demands for registration and unlimited “short-form” demands for registration, and have unlimited “piggyback” registration rights.

On November 4, 2004, the Company, Crestview, Midsummer, Kiphart and Rooster, L.P. (“Rooster, and collectively with Crestview, Midsummer and Kiphart, the “Exchanging Holders”) entered into an exchange agreement whereby each Exchanging Holder agreed, concurrently with the closing of the Sponsor Transaction, to exchange each share of Series AA Preferred Stock held by him for one share of Series CC Preferred Stock and to exchange each share of Series BB Preferred Stock held by him for 1.8 shares of Series CC Preferred Stock. The aggregate number of shares of Common Stock issuable upon conversion of the shares of Series CC Preferred Stock issued in this exchange is the same as the number of shares of Common Stock issuable upon conversion of the Series AA Preferred Stock and Series BB Preferred Stock exchanged. The Exchanging Holders held 6,750 of the 7,000 shares of Series AA Preferred Stock outstanding and all 2,500 of the shares of Series BB Preferred Stock outstanding. Set forth in the chart below is a breakdown of the holdings of Preferred Stock held by the Exchanging Holders before and after the closing of the Sponsor Transaction on February 22, 2005:

Name	Shares held prior to the Closing		Shares held after the Closing
	Series AA	Series BB	Series AA	Series BB	Series CC
Rooster, L.P.	1,500	0	0	0	1,500
Midsummer Investments, Ltd.	4,000	0	0	0	4,000
Crestview Capital Master LLC	1,000	2,500	0	0	5,500
Richard Kiphart	250	0	0	0	250

Total	6,750	2,500	0	0	11,250

In connection with the foregoing exchange, each of the Exchanging Holders also entered into an agreement with the Company whereby they released the Company from all claims arising out of the Company’s prior failure to pay (a) dividends on the Series AA Preferred Stock and the Series BB Preferred Stock and (b) liquidated damages relating to the late registration under a registration rights agreement relating to such shares. In exchange for this release, the Company issued 724,620 shares of Common Stock to the Exchanging Holders. These shares were allocated 107,707, 287,218, 258,424 and 71,271 to Rooster, Midsummer, Crestview and Kiphart, respectively.

On September 30, 2004, the Company had total stockholders’ equity of $4,738,584. The Company’s stockholders’ equity was negatively affected by the required accounting for the Company’s Series AA Preferred Stock, which was carried as a liability of $6,651,250. The Company’s new Series CC Preferred Stock issued in exchange for such Series AA Preferred Stock more closely resembles the Company’s Series BB Preferred Stock, which was accounted for as stockholders’ equity instead of as a liability. The Company’s new Series CC Preferred Stock will therefore also be accounted for as stockholders’ equity. Consequently, upon the exchange of 6,750 of the Company’s shares of Series AA Preferred Stock for 6,750 shares of Series CC Preferred Stock, approximately $6,414,000 of the Company’s liabilities on its balance sheet was converted into stockholders’ equity, giving the Company pro forma stockholders’ equity of approximately $11,150,000 as of September 30, 2004.

On November 8, 2004, the Company entered in to a Release and Indemnification Agreement (the “Release Agreement”), with Avalanche, TieTek Technologies, Inc (“TTT”), Maddox, the Purchasers, Sponsor, Opus 5949 LLC (f/k/a Tie Investors LLC) (“Opus”), Frank Mathias (“Mathias”), Robert E. Chain (“Chain”), John C. Malone (“Malone”) and Tim R. Reeves (“Reeves”). Each of the Company, Sponsor, Avalanche, Maddox, TTT, the Purchasers, Opus, Matthias, Chain, Malone and Reeves released each of the other parties (and related parties and affiliates) to such Release Agreement from any and all claims arising out of (x) the lawsuit Sponsor filed against Mr. Maddox claiming that he had breached his fiduciary duties and seeking to remove him from the Company’s Board of Directors, and (y) the lawsuit brought by the Company against Sponsor and Opus claiming that Sponsor and Opus engineered a loan transaction to exact from the Company compensation in excess of the legal rate of interest. These Releases became fully effective on February 22, 2005, upon the closing of the Sponsor Transaction.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Previous Agreement with Sponsor

The Exchange Agreement materially changes the relationship of Sponsor, the Company and TieTek. The Regulations of TieTek were adopted in February 2004 in connection with a $14,000,000 financing provided to the Company by Opus, a Sponsor affiliate. Under those Regulations, the Company’s wholly owned subsidiary, TTT, held the entire Class A membership interest (consisting of 1,000 units), and Sponsor held the entire Class B Membership Interest (consisting of a single unit), in TieTek. In addition, Sponsor had the Sponsor Option to purchase 499 Class A membership interests (49.9%) of TieTek from TTT for $5,000,000, subject to reduction for payments made to certain royalty holders. The Sponsor Option was exercisable between February 5, 2006 and February 5, 2011. If Sponsor exercised the Sponsor Option, either Sponsor or the Company would have been able, within one year, to submit an offer to the other party to either sell its interest or buy the interest of the other party, at the same offering price. The agreement with Sponsor further prohibited the Company and Sponsor from competing with TieTek and from pursuing new business expansion opportunities involving the building of additional railroad crosstie manufacturing lines or plants or the manufacture of related products using the patents or technology owned by TieTek, without first offering them to TieTek. If the

Company or Sponsor were unable or unwilling to provide the financing necessary to pursue such business opportunity, the other party would be able to pursue such business opportunity for its own interest, but would have to pay TieTek a royalty of 5% (or as otherwise agreed) of revenues from the sale of goods manufactured by such business opportunity.

Sponsor also had the right to elect a majority of the Board of Managers of TieTek. The Company had the right to receive annual distributions from TieTek to pay its tax liability for each year allocable to TieTek operations. In addition, after December 31, 2006 the Company was entitled to receive a cash distribution of 25.5% of TieTek’s net income for that year (the “Mandatory Distribution”). To the extent that the Company received any distributions for taxes or Mandatory Distribution, Sponsor was entitled to receive a distribution or service fee essentially in the same amount distributed to the Company. The exact amount to be paid Sponsor would have been determined as if the Sponsor Option had been exercised prior to payment of such taxes or Mandatory Distribution to the Company. In addition, the Company, Sponsor or affiliates of either would be able to provide TieTek with services (e.g. accounting, legal, computer support, etc.) that were reasonably necessary and receive payment for such services. Such services were required to be provided on a cost efficient basis.

Upon the consummation of the Sponsor Transaction, TieTek became a wholly owned subsidiary of the Company and all of Sponsor’s rights under the TieTek Regulations were assigned to the Company and subsequently terminated.

On February 5, 2004, the Company, TTT, TieTek and Opus entered into a $14,000,000 Construction Loan Agreement (the “Construction Loan”). Effective upon the closing of the Sponsor Transaction, the Company’s and TTT’s guarantees of TieTek’s obligations under that Construction Loan and supporting security agreements have been terminated. The Construction Loan and TieTek’s obligations thereunder remain in effect.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Exchange Agreement, On February 22, 2005, the Company sold to Sponsor 43,114 shares of Series CC Preferred Stock which are convertible into approximately 39,920,374 shares of the Company Common Stock and a warrant to purchase 9,158 shares of Preferred Stock which upon conversion would constitute approximately 8,479,630 shares of Common Stock (the “Sponsor Warrants”). The Sponsor Warrants have an exercise price of $925.925 per share of Series CC Preferred Stock, each of which is convertible into approximately 925.926 shares of Common Stock, for an effective Common Stock exercise price of $1.00 per share. The primary consideration received by the Company upon the closing of the Exchange Agreement was the surrender of Sponsor’s Class B Membership Interest and the Sponsor Option. The foregoing securities were offered and sold in a private transaction in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on Sponsor’s investment representations and position as an informed, accredited investor. The sale was made without the use of an underwriter or selling agent, and no commissions or underwriting discounts were paid in connection with such sale.

The Series CC Preferred Stock has a par value of $.001 per share and the right to receive upon liquidation the same amount paid to the holders of Common Stock on an as-converted basis. Each share of Series CC Preferred Stock has a stated value of $1,000, which stated value is convertible into shares of Common Stock at $1.08 per share, for a conversion ratio of approximately 925.926 shares of Common Stock for each share of Series CC Preferred stock. The Series CC Preferred Stock has the right to receive dividends on an as-converted basis with any dividends declared on the Common Stock, and has voting rights equal to the Common Stock on an as-converted basis. No holder is allowed to convert any shares of the Series CC Preferred Stock if, after giving effect to such conversion, the holder and its affiliates would beneficially own in excess of 4.99% of the Common Stock outstanding. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company. The Company may force the conversion of the Series CC Preferred Stock if the Common Stock trades at least 15% above the conversion price for ten consecutive trading days. The Company is required to redeem any shares of Series CC Preferred Stock outstanding ten years after their original issue date at their stated value plus any accrued but unpaid dividends.

The Sponsor Warrants have a five year term and are exercisable at any time, in whole or in part. The number of shares exercisable under the Sponsor Warrants and the exercise price are subject to adjustment in the event of a stock split, combination, reclassification, stock distribution or dividend. The Sponsor Warrants also contain customary provisions regarding the conversion of the Sponsor Warrants in the event of a reclassification, consolidation, merger, sale of substantially all the assets of the Company or similar corporate transaction.

As described under Item 1.01 above, the Exchanging Holders exchanged their shares of Series AA Preferred Stock and Series BB Preferred Stock for shares of Series CC Preferred Stock pursuant to the terms and conditions of an exchange agreement. The shares issued to the Exchanging Holders were sold in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act for this exchange of securities with the Company’s existing security holders in a transaction in which no commission or underwriting discount is paid.

As described under Item 1.01 above, the Company has entered into an agreement with the Exchanging Holders providing for the issuance of an aggregate of 724,620 shares of Common Stock of the Company to the Exchanging Purchasers in settlement of their outstanding claims. Such shares were offered and sold in a private transaction in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on the Exchanging Holders’ investment representations and position as informed, accredited investors. The sale was made without the use of an underwriter or selling agent, and no commissions or underwriting discounts were paid in connection with such sale.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01. CHANGE IN CONTROL

See Item 1.01 for a description of the transactions which resulted in a change of control. See Items 1.01 and 5.02 for a description of the arrangements among the members of the former and new control groups with respect to the election of directors.

Control Persons

Avalanche is a limited partnership organized under the laws of the state of Texas owned by Maddox and Franklin A. Mathias (“Mathias”). Prior to the execution of the Stock Purchase Agreement, Maddox was the President and Chief Executive Officer and a director of the Company, and Mathias was Chairman of the Board of Directors of the Company. Both resigned all positions with the Company following approval of the Stock Purchase Agreement by the Board of Directors of the Company on November 9, 2004. Prior to the closing of the Control Transaction, Avalanche and Maddox beneficially owned approximately 49% of the outstanding voting shares of the Company and each was a control person of the Company. Following the closing of the Control Transaction on November 12, 2004, neither Avalanche nor Maddox owns any securities of the Company. Mathias retained a small equity position in the Company.

Prior to the Control Transaction, the Purchasers collectively held 3,749,999 shares of Common Stock, or approximately 5% of the outstanding voting shares. The Purchasers also held Preferred Stock convertible into Common Stock and warrants to purchase Common Stock which, on a fully diluted basis, constituted approximately 22% of the outstanding shares. As a result of the consummation of the Control Transaction on November 12, 2004, the Purchasers held 55% of the outstanding voting shares of the Company, or approximately 58% on a fully diluted basis. Immediately following the issuance of the Exchange Securities to Sponsor on February 22, 2005, the Purchasers owned approximately 38% of the Company’s equity securities on a fully diluted basis.

Sponsor held no shares of the Company’s stock or other securities prior to the Sponsor Transaction. As a result of the Sponsor Transaction, Sponsor acquired 33% of the outstanding shares of the Company’s voting stock, assuming all shares of preferred stock are converted into Common Stock, and a warrant to purchase 33% of the Company’s Common Stock currently subject to warrants.

Immediately following the closing of the Sponsor Transaction, Sponsor transferred all of the Preferred Stock and Sponsor Warrants it received in the Sponsor Transfers, as described in Item 8.01 below.

The following table sets forth the equity securities of the Company outstanding before and after the consummation of the transactions described herein:

Class of Stock	Outstanding on November 8, 2004	Common Stock Equivalents	Outstanding on February 22, 2005	Common Stock Equivalents
Common Stock	69,667,319	69,667,319	70,401,939	70,401,939
Series AA Preferred Stock	7,000	6,481,475	250	231,481
Series BB Preferred Stock	2,500	4,166,475	0	0
Series CC Preferred Stock	0	0	54,364	50,337,041
Common Stock Warrants	16,959,187	16,959,187	16,959,187	16,959,187
Preferred Stock Warrants	0	0	9,158	8,479,630
Options	959,722	959,722	959,722	959,722

Total		98,344,372		147,369,000

The following table reflects the beneficial stock ownership of the former and new control groups of the Company. The number and percentage of shares beneficially owned has been calculated pursuant to Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which each selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For purposes of determining beneficial ownership in this table, all the shares underlying the Series AA Preferred Stock, the Series BB Preferred Stock, the Series CC Preferred Stock, and the warrants have been included, although the Series CC Preferred Stock and certain warrants held by the Purchasers contain limitations on their conversion if such conversion would result in the holder becoming the beneficial owner of more than 4.99% of the Common Stock. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company. Sponsor waived this limitation on all of the Series CC Preferred Stock issuable to it prior to the closing of the Sponsor Transaction, so this limitation does not apply to any shares acquired by Sponsor or its transferees. The Series AA Preferred Stock and the Series BB Preferred Stock are nonvoting. The Series CC Preferred Stock votes together with the Common Stock on an “as converted” basis, subject to the limitations on conversion described above.

Stockholder	Pre-Transactions Ownership	% of Shares Outstanding	Post-Transactions Ownership	% of Shares Outstanding
Avalanche Resources, Ltd.(1) 8 Saddlewood Estates Houston, Texas 77024	36,695,452	50.01%	0	—

Kevin C. Maddox(2) 8 Saddlewood Estates Houston, Texas 77024	38,058,814	51.86%	0	—

Frank Mathias(3) Calle L-6 Villa Caparra Guaynabo, Puerto Rico 00966	36,913,100	50.27%	217,648.03%

Sponsor Investments, LLC(4) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	0	—	44,160,189	38.55%

Herakles Investments, Inc.(4)(5) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225	0	—	36,610,188	34.21%

Crestview Capital Master, LLC(6)(7) Crestview Warrant Fund, L.P. c/o Crestview Capital Funds 95 Revere Drive, Suite A Northbrook, Illinois 60062	11,335,009	14.51%	21,856,094	27.00%

Big Bend XI Investments, Ltd.(6)(8) 3401 Armstrong Avenue Dallas, TX 75205	0	—	20,011,917	27.59%

Midsummer Investment, Ltd.(6)(9) c/o Midsummer Capital, LLC 485 Madison Avenue, 23rd Floor New York, NY 10022	5,339,863	7.12%	11,383,984	15.03%

Astraea Investment Management, L.P.(4)(10) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	0	—	6,050,000	7.91%

HLTFFT, LLC(6)(11) 6355 Topanga Canyon Blvd #230 Woodland Hills, CA 91367	0	—	3,072,005	4.25%

Richard Kiphart(6)(12) c/o William Blair & Company, LLC 222 W. Adams St. Chicago, IL 60606	2,000,419	2.82%	2,905,023	4.06%

Islandia, L.P.(6)(13) c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022	0	—	2,361,122	3.35%

Rooster, L.P.(6)(13)(14) 485 Madison Avenue, 23rd Floor New York, New York 10022	2,002,518	2.77%	2,110,225	2.91%

(1) Consists of 32,995,452 shares of Common Stock and warrants to purchase 3,700,000 shares of Common Stock.

(2) Consists of 32,995,452 shares of Common Stock and warrants to purchase 3,700,000 shares of Common Stock owned by Avalanche, and 1,342,794 shares of Common Stock and warrants to purchase an additional 19,768 shares owned by Maddox, all of which were sold in the Control Transaction. The power to vote or dispose of the shares beneficially owned by Avalanche is held by Maddox and Mathias.

(3) Consists of 32,995,452 shares of Common Stock and warrants to purchase 3,700,000 shares of Common Stock owned by Avalanche and 158,824 shares of Common Stock and warrants to purchase an additional 58,824 shares owned by Mathias. Mathias’s individually owned shares and warrants were not sold in the Control Transaction. The power to vote or dispose of the shares beneficially owned by Avalanche is held by Maddox and Mathias.

(4) Consists of (a) 43,114 shares of Series CC Preferred Stock, convertible into 39,920,374 shares of Common Stock, and (b) warrants to purchase 4,579 shares of Series CC Preferred Stock, which preferred stock is convertible into 4,239,815 shares of Common Stock. The Shares of Series CC Preferred Stock are owned 36,105 by Herakles Investments, Inc. (“Herakles”), 5,389 by Astraea Investment Management, L.P. (“Astraea”), and 1,620 by the Sponsor Purchasers (as defined below). The warrants to purchase Series CC Preferred Stock are owned 3,434 by Herakles and 1,145 by Astraea. Pursuant to a Voting Agreement dated February 22, 2005, Herakles, Astraea and the Sponsor Purchasers are obligated to vote all of such securities in accordance with instructions received by Sponsor. Sponsor is owned by Sammons Enterprises, Inc. through its wholly owned subsidiary, Herakles, and by Astraea, who may be deemed to beneficially own the shares that they have authority to vote.

(5) Consists of (a) 36,105 shares of Series CC Preferred Stock, convertible into 33,430,558 shares of Common Stock, and (b) warrants to purchase 3,434 shares of Series CC Preferred Stock, which preferred stock is convertible into 3,179,630 shares of Common Stock.

(6) On November 12, 2004, Crestview, Midsummer, Islandia, Rooster, Big Bend, HLT, Kiphart and Crestview Warrant (collectively, the “Reporting Persons”) filed an Amended Schedule 13D with the SEC. While the Reporting Persons may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), each of the Reporting Persons disclaims the existence and membership in a “group” and disclaims beneficial ownership of shares of Common Stock beneficially owned by all other Reporting Persons.

(7) Consists of warrants to purchase 1,859,994 shares of Common Stock owned by Crestview Warrant and the following securities owned by Crestview: (a) 9,457,385 shares of Common Stock, (b) warrants to purchase 3,325,752 shares of Common Stock, (c) 5,500 shares of Series CC Preferred Stock convertible into 5,092,593 shares of Common Stock and (c) warrants to purchase 2,290 shares of Series CC Preferred Stock, which preferred stock is convertible into 2,120,370 shares of Common Stock. Prior to the consummation of the above-described transactions, Crestview owned: (a) 2,916,666 shares of Common Stock, (b) warrants to purchase 3,325,752 shares of Common Stock, (c) 1,000 shares of Series AA Preferred Stock convertible into 925,925 shares of Common Stock, and (d) 2,500 shares of Series BB Preferred Stock convertible into 4,166,666 shares of Common Stock. Crestview Warrant’s ownership was not changed by the above-described transactions. Crestview Capital Partners, LLC controls Crestview. The power to vote or dispose of the shares beneficially owned by Crestview is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh. Steven J. Halpern has the sole power to vote or dispose of the shares beneficially owned by Crestview Warrant, but he disclaims beneficial ownership of such shares.

(8) Consists of 17,892,473 shares of Common Stock and warrants to purchase 2,289 shares of Series CC Preferred Stock, which preferred stock is convertible into 2,119,444 shares of Common Stock. The General Partner of Big Bend is 2M Companies, Inc., a Delaware corporation controlled by Morton H. Meyerson. The sole limited partner of Big Bend is Mr. Meyerson. The power to vote or dispose of the shares beneficially owned by Big Bend is held by Mr. Meyerson.

(9) Consists of (a) 6,044,120 shares of Common Stock, (b) 4,000 shares of Series CC Preferred Stock convertible into 3,703,704 shares of Common Stock, and (c) warrants to purchase 1,636,160 shares of Common Stock. Prior to the consummation of the transactions described herein, Midsummer owned (a) 4,000 shares of Series AA Preferred Stock convertible into 3,703,703 shares of Common Stock and (b) warrants to purchase 1,636,160 shares of Common Stock. Midsummer Capital, LLC is the investment advisor to Midsummer. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of Common Stock owned by Midsummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock held by Midsummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Common Stock, and neither person has any legal right to maintain such delegated authority.

(10) Consists of (a) 5,389 shares of Series CC Preferred Stock, convertible into 4,989,815 shares of Common Stock, and (b) warrants to purchase 1,145 shares of Series CC Preferred Stock, which preferred stock is convertible into 1,060,185 shares of Common Stock.

(11) Consists of 1,212,121 shares of Common Stock and warrants to purchase 1,859,884 shares of Common Stock. Toibb Management LLC, HLT’s manager, has voting and dispositive control over shares owned by HLT. Harris Toibb is manager of Toibb Management.

(12) Consists of (a) 1,737,937 shares of Common Stock, (b) 250 shares of Series CC Preferred Stock convertible into 231,481 shares of Common Stock, and (c) warrants to purchase 935,605 shares of Common Stock. Prior to the consummation of the transactions described herein, Kiphart owned: (a) 833,333 shares of Common Stock, (b) 250 shares of Series AA Preferred Stock convertible into 231,481 shares of Common Stock, and (c) warrants to purchase 935,605 shares of Common Stock.

(13) Consists solely of shares of Common Stock owned directly by Islandia. Islandia may also be deemed to beneficially own the shares of Common Stock owned by Rooster by virtue of the common control of such entities by Anthony Berner. Islandia disclaims beneficial ownership of the shares owned by Rooster. Islandia is a Delaware limited partnership, the general partner of which is John Lang, Inc. The investment decisions of Islandia, like Rooster, are reviewed by Anthony Berner. Rooster Investment, L.P., the general partner of Rooster, is owned by Anthony Berner, and he has voting and dispositive powers with respect to the shares owned by Rooster. The officers of John Lang, Inc., namely, Richard Berner, Edgar Berner, Thomas Berner and Anthony Berner, share voting and dispositive powers with respect to any shares owned by

Islandia. Each of these individuals disclaims beneficial ownership of any such stock, and none has any legal right to maintain such delegated authority. The power to vote or dispose of the shares beneficially owned by Islandia is held by Richard Berner.

(14) Consists of: (a) 107,707 shares of Common Stock, (b) 1,500 shares of Series CC Preferred Stock convertible into 1,388,888 shares of Common Stock, and (c) warrants to purchase 613,630 shares of Common Stock. Prior to the transactions described herein, Rooster owned (a) 1,500 shares of Series AA Preferred Stock convertible into 1,388,888 shares of Common Stock and (b) warrants to purchase 613,630 shares of Common Stock.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Exchange Agreement, the Stock Purchase Agreement and the Stockholders Agreement among the Company, Sponsor and the Purchasers, all of the officers and directors of the Company in office immediately prior to execution of those agreements have been replaced. On November 9, 2004, three of the five directors then in place, Messrs. Maddox, Mathias and Tim R. Reeves, resigned as directors immediately after the Board of Directors meeting at which the Exchange Agreement and the Stock Purchase Agreement were approved. Also at that meeting, Henry W. Sullivan was elected a director of the Company. Mr. Sullivan, along with directors John C. Malone and Robert E. Chain, served as the continuing directors until the expiration of ten days after mailing of the notice on Schedule 14F-1 to the Company’s stockholders.

On November 12, 2004, the Company filed with the SEC and mailed to its stockholders a notice on Schedule 14F-1 regarding the change in the constitution of its board of directors. Following the expiration of the 10-day period following such mailing required by Section 14(f) of the Exchange Act, the Company appointed two new members to its board of directors. On November 22, 2004, Mr. Malone and Mr. Chain resigned as directors of the Company and Robert M. Hoyt and Kenneth Z. Scott were appointed as directors of the Company.

Following the closing of the Control Transaction, the Purchasers held a majority of the Company’s issued and outstanding voting shares. In order to maintain the Company’s listing on the Nasdaq SmallCap Market, the Company was required to obtain the consent of its stockholders to the issuance of the Exchange Securities. On November 22, 2004, the Purchasers executed a written consent of stockholders approving the issuance of the Exchange Securities. On January 20, 2005, the Company mailed an Information Statement to its stockholders informing them of the action taken. The Sponsor Transaction closed on February 22, 2005.

Pursuant to the Stockholders Agreement, the Participating Stockholders have agreed to vote all shares of Common Stock held by them in favor of the election of two nominees designated by the Purchasers, two nominees designated by Sponsor, and one nominee designated by Sponsor and Big Bend, who will also serve as the Chief Executive Officer. The Purchasers designated Robert Hoyt and Kenneth Scott to serve as their directors. Sponsor has designated General Goh Yong Siang and Robert W. Black to serve as its directors. Henry Sullivan has been designated to serve by Sponsor and Big Bend. The voting obligations under the Stockholders Agreement expire on May 31, 2005.

On February 22, 2005, in connection with the closing of the Sponsor Transaction, General Goh Yong Siang and Robert W. Black were appointed to the board of directors of the Company.

Effective upon the signing of the Stock Purchase Agreement and Exchange Agreement on November 8, 2004, Maddox was removed as the Company’s President and Chief Executive Officer, and Henry W. Sullivan was elected the new President and Chief Executive Officer. In addition, Joseph W. Autem was appointed as Acting Chief Financial Officer of the Company on November 22, 2004 in replacement of John N. Bingham. The Purchasers and Sponsor have the right to appoint all officers of the Company other than the Chief Executive Officer, who is appointed by the mutual agreement of the Purchasers and Big Bend.

The Company’s board of directors is currently composed of five directors, divided into three classes, having staggered three year terms, with the term of one class of directors expiring each year. The three classes of directors are identified as Class I, Class II and Class III based on the expiration of the terms of directors of each class. The term of the Class I directors will expire at the Annual Meeting of the Company’s stockholders in 2006; the term of the Class II directors will expire at the Company’s Annual Meeting of stockholders in 2007; the term of the Class III directors will expire at the Company’s Annual Meeting of stockholders in 2005.

Set forth below is information regarding the Company’s current directors and officers.

Name and Age	Position held	Officer/Director Since

Robert M. Hoyt—54	Class III Director	November 22, 2004

Kenneth Z. Scott—62	Class I Director	November 22, 2004

General Goh Yong Siang—53	Class I Director	February 22, 2005

Robert W. Black—45	Class III Director	February 22, 2005

Henry W. Sullivan—64	President; Chief Executive Officer; Class II Director	November 8, 2004 (officer) November 9, 2004 (director)

Joseph W. Autem—47	Acting Chief Financial Officer	November 22, 2004

Biographical Information of Current Directors and Officers

Robert M. Hoyt

Dr. Hoyt is the managing director of Crestview, a privately held equity investment fund, where he has served since August of 2003. Dr. Hoyt was formerly a founder of Jennison Associates LLC, a company that assesses and rates other businesses on the strength of their business model and management (2001 through August 2003) and Senior Vice President of Pentacon, Inc., a company engaged in supply management for original equipment manufacturers (March 1998 through April 2001). Dr. Hoyt also served as a psychologist on the faculty of the Mount Sinai

Medical School. Dr. Hoyt received his masters degree from Northwestern University and his Ph.D in clinical psychology from Yeshiva University. He created the Joseph Hoyt Foundation, an organization focused on issues in the American education system, and is on the boards of both Sarah Lawrence College in New York and Francis W. Parker School in Chicago. Dr. Hoyt was designated to be appointed to the Board of Directors by the Purchasers pursuant to the Stockholders Agreement.

Kenneth Z. Scott

Mr. Scott is President of Railhead Energy Company, an independent oil and gas exploration and production company, and is actively engaged in a variety of other investments. From 1997 until 2002, Mr. Scott served as Executive Vice President of Perot Systems Energy Corporation in Europe, and prior to that time as a senior executive of Electronic Data Systems Corporation (NYSE: EDS). Mr. Scott received both his BBA and MBA from Texas A&M University. Mr. Scott was designated to be appointed to the Board of Directors by the Purchasers pursuant to the Stockholders Agreement.

General Goh Yong Siang

General Goh has been a Vice President of Sponsor Investment, LLC, a private investment group, since 2003. Since 2001, General Goh has been a partner of Beta Capital Group, LLC, a private investment group. Prior to 2003, General Goh served as President of ST Engineering (USA), an engineering and technical group, from 1998 until 2000 and President of Patriot Air, LLC, a charter carrier, from 2001 to 2003. In May 2003, Patriot Air, LLC filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and was subsequently liquidated in February of 2004. General Goh was designated to be appointed to the Board of Directors by Sponsor pursuant to the Stockholders Agreement.

Robert W. Black

Mr. Black is the Chief Operating Officer of Sammons Enterprises, Inc., a holding company. From 2000 until 2004 he served in various management positions, including most recently President, for Steelcase, Inc., a designer and manufacturer of officer furniture and other products. Mr. Black received his MBA from Harvard University and a Bachelor of Science from the University of Buffalo. Mr. Black was designated to be appointed to the Board of Directors by Sponsor pursuant to the Stockholders Agreement.

Henry W. Sullivan

Dr. Sullivan became Chief Executive Officer and a director in connection with the Control Transaction. Prior to becoming chief executive office and a director, Dr. Sullivan was the President of the Company’s subsidiary TieTek. He became the President of TieTek upon its founding in February 2004. In addition, Dr. Sullivan was the President and Chief Executive Officer and a director of the Company from January 1999 until his resignation in January 2004. Before joining the Company, Dr. Sullivan was employed by Huntsman Chemical and Shell Oil Company in various positions, most recently as Vice President of Shell Chemical Company. He currently serves as a director of the Sarkeys Energy Center at the University of Oklahoma. Dr. Sullivan holds a Bachelors degree in Chemical Engineering from Cooper Union, and Masters and Ph.D. degrees in Chemical Engineering from New York University. Dr. Sullivan was designated to be appointed to the Board of Directors by Sponsor and Big Bend pursuant to the Stockholders Agreement.

Joseph W. Autem

Mr. Autem was elected the acting chief financial officer of the Company on November 22, 2004 and has served as the chief financial officer of TieTek since July 2004. He is the principal of Autem, LLC, a financial and management advisory firm that provides financial consulting services to companies on an interim basis. Mr. Autem has served as the chief financial officer of Onit Communications, Inc (March through June 2004), ASAP Companies (August through December 2002), and Engenium Corporation (January through May 2002). From August of 1999 through December of 2001, Mr. Autem served as a principal with Texas Technology Partners, LP, and from January 1999 until July 1999 he served as the Chief Financial Officer of Luminant Worldwide Corporation. Mr. Autem serves as a director of Viewcast.com, Inc. (VCST.OB). He is a certified public accountant and earned a BS in accounting from Pittsburg State University in Pittsburg, Kansas.

Audit, Compensation and Nominating Committees

At the directors meeting held on February 25, 2005, the Board determined that it would need to recruit additional directors to the Board to form an audit committee. The Company is currently searching for qualified independent candidates for the Board that could serve on the audit committee. The Company currently has no nominating or compensation committee. All decisions related to nominating directors and compensation will be made by the board as a whole.

Certain Relationships and Related Transactions

In connection with the Sponsor Transaction the Company agreed to pay Sponsor’s costs and expenses, including reasonable legal fees and third party due diligence costs, incurred in connection with the negotiation, execution and consummation of the Sponsor Transaction. The Company currently expects to pay approximately $190,000 to Sponsor for such costs.

The Company also paid the following additional costs for other participants in the transactions: $50,000 was paid to Kevin Maddox to cover his legal fees in connection with the Stock Purchase Agreement and the Exchange Agreement, and $137,443 was paid to Crestview to cover its legal fees and due diligence expenses incurred in connection with the Stock Purchase Agreement.

For the year ended December 31, 2004, TieTek paid $170,800 to Sponsor and its affiliates for services rendered to TieTek for consulting services related to TieTek’s human resources and marketing needs.

On December 1, 2004, the Company entered into a settlement agreement with CD Investment Partners, Ltd. (“CD”), the only holder of the Company’s Series AA Preferred Stock who did not agree to exchange its shares of Series AA Preferred Stock for shares of Series CC Preferred Stock. Pursuant to this settlement agreement, the Company paid CD $75,000 to settle CD’s claims for liquidated damages under a registration rights agreement with the Company arising out of the Company’s failure to timely file and cause to go effective a registration statement required thereby.

On August 6, 2003, the Company entered into an initial loan agreement for $2,100,000 in debt financing with Opus, a company affiliated with Sponsor. In February 2004 the Company entered into a new loan agreement with Opus (the “Construction Loan”) for up to $14,000,000, all of which has been drawn. The Construction Loan has a 10 year maturity, variable interest rate of prime plus 700 basis points and pledged security interest in plant, equipment and intellectual property of TieTek. Sponsor had the option to acquire 49.9% of the new subsidiary for $5,000,000 during years three through seven of the credit facility and controlled a majority of the Board of Managers of TieTek. Pursuant to the Exchange Agreement, the Company issued the Exchange Securities to Sponsor in exchange for Sponsor’s interest in TieTek and TieTek became a wholly owned subsidiary of the Company. The Construction Loan remains in place.

On February 11, 2004, as part of the Construction Loan, the Company executed a new royalty agreement (“NATK Royalty Agreement”) with Dune Holdings, LLC and Thor Ventures, LLC (the “Royalty Holders”). Under the terms of the NATK Royalty Agreement, the Company paid the Royalty Holders $250,000 in cash, issued 500,000 shares of Common Stock and agreed to pay a 1.25% royalty on net revenue in 2005 and 2.50% royalty on net revenues for the years 2006 through 2013. Dr. Sullivan, the President, Chief Executive Officer and a director of the Company is a principal of each of the Royalty Holders. Concurrently, TieTek also executed a new royalty agreement (“LLC Royalty Agreement”) with the Royalty Holders as part of the Construction Loan. Under the LLC Royalty Agreement the cash royalty currently required to be paid by the Company under the NATK Royalty Agreement will be paid to the Royalty Holders by TieTek until such time as TieTek has paid the Royalty Holders a total of $10,000,000 in cash royalties and imputed interest. Thereafter, all cash royalty payments are required to be paid by the Company under the NATK Royalty Agreement.

On February 5, 2004, the Company issued 1,056,538 shares of Common Stock to Avalanche pursuant to a Securities Purchase Agreement dated October 2, 2001, which was terminated in the Control Transaction. Maddox, the then Chief Executive Officer of the Company, is the President and majority stockholder of Avalanche and Mathias, the then Chairman of the Board of the Company, is also an officer and stockholder of Avalanche.

In July 2003, the Company issued, subject to stockholder approval, 1,700,000 shares of Common Stock and a warrant to purchase 1,700,000 shares of Common Stock to Avalanche in exchange for 408,000 shares of common stock in Global Photonic Energy Corporation (“GPEC”). The GPEC stock was recorded at the original cost of $.50 per share or $204,000 as this transaction was with a controlling entity.

During 2003, the Company issued to Maddox, the Chief Financial Officer of the Company during 2003, 300,026 shares of Common Stock to compensate him for the services he had performed as chief financial officer in 2002 and 1,000,000 shares of Preferred Stock in lieu of compensation for 2003. The shares of Common Stock were valued at $.41, the calculated value of the restricted stock grant at the date of grant. The Company recorded compensation expense of $123,000 as the fair market value of the Common Stock on the date of grant. The shares of Preferred Stock were valued at $.59 per share, which was the price of the Common Stock at the end of 2002. The Company recognized compensation expense of $590,000 in 2003 related to that issuance. In addition, in 2002 the Company reimbursed Mr. Maddox for out-of-pocket expenses incurred on the Company’s behalf in connection with a private placement of Company securities by issuing him an additional 23,000 shares of Common Stock. The number of shares issued in reimbursement of expenses was based on a private placement price of $.60 per share. The stockholders ratified the issuance to Mr. Maddox of the 300,026 shares of Common Stock and 1,000,000 shares of Preferred Stock as compensation to him for services rendered in 2002 and to be rendered in 2003 at the Annual Meeting of Stockholders in 2003.

On December 31, 2002, the Company issued a $2,000,000 convertible note, and a warrant to purchase 2,000,000 shares of Common Stock, to Avalanche for proceeds of $2,000,000. The note bore interest at 10% of the outstanding balance payable monthly, and was secured by a pledge of substantially all the assets of the Company. The note was paid in full on February 16, 2004. The warrant for the purchase of 2,000,000 shares of Common Stock was issued at an exercise price of $.60 per share, and is exercisable through December 31, 2008.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 18, 2005, the Company amended its Certificate of Incorporation to establish a new series of preferred stock styled Series CC Preferred Stock. The terms of the Series CC Preferred Stock are described under Item 3.02 above. In addition, the Company will file a certificate with the Delaware Secretary of State reflecting the fact that only 250 shares of Series AA Preferred Stock are outstanding and that no shares of Series BB Preferred Stock are outstanding.

ITEM 8.01 OTHER EVENTS

Pursuant to the Exchange Agreement, On February 22, 2005, the Company sold to Sponsor 43,114 shares of Series CC Preferred Stock which are convertible into approximately 39,920,374 shares of the Company Common Stock and a warrant to purchase 9,158 shares of Preferred Stock which upon conversion would constitute approximately 8,479,630 shares of Common Stock. The primary consideration received by the Company upon the closing of the Exchange Agreement was the surrender of Sponsor’s Class B Membership Interest and the Sponsor Option. Immediately following the consummation of the Exchange Agreement, Sponsor distributed to its sole members, Herakles and Astraea, 36,105 and 5,389 shares of Series CC Preferred Stock, respectively and Sponsor Warrants to purchase 3,434 and 1,145 shares of Series CC Preferred Stock, respectively (the “Sponsor Distribution”). Contemporaneously with the Sponsor Distribution, Sponsor assigned to Crestview and Big Bend Sponsor Warrants to purchase 2,290 and 2,289 shares of Series CC Preferred Stock, respectively (the “Sponsor Assignment”) and sold in a private placement 1,620 shares of Series CC Preferred Stock to a group of 9 investors, which includes General Goh Yong Siang, one of Sponsor’s designees to the Board (the “Sponsor Purchasers”) (the “Sponsor Sale,” and together with the Sponsor Distribution and Sponsor Assignment, the “Sponsor Transfers”). In connection with the Sponsor Distribution and Sponsor Sale, Sponsor, Herakles, Astraea and the Sponsor Purchasers (collectively, the “Sponsor Group”) entered into a voting agreement, pursuant to which each party thereto granted Sponsor an irrevocable proxy to vote their respective shares of the Company’s voting stock (the “Sponsor Voting Agreement”). The obligations of each individual party under the Sponsor Voting Agreement terminate upon the earlier of February 22, 2015 or the sale by such member of the shares of the Company’s voting stock subject to the Sponsor Voting Agreement. Following the consummation of the Sponsor Transfers, Sponsor has no pecuniary interest in the Company, but retains voting power over approximately 33% of the Company’s voting stock, assuming full conversion of all of the Company’s preferred stock and warrants currently outstanding.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

3(i)	Articles of Incorporation

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series CC Convertible Preferred Stock filed with the Delaware Secretary of State on February 18, 2005.

10	Material Contracts

10.1	Stockholders Agreement among Big Bend XI Investments, Ltd., Crestview Capital Master, LLC, Midsummer Investment Ltd., HLTFFT, LLC, Richard Kiphart, Islandia, L.P. and Crestview Warrant Fund, L.P. dated February 22, 2005

10.2	Registration Rights Agreement among the Company, Big Bend XI Investments, Ltd., Crestview Capital Master, LLC, Midsummer Investment Ltd., HLTFFT, LLC, Richard Kiphart, Islandia, L.P. and Crestview Warrant Fund, L.P. dated February 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.
/s/ Henry W. Sullivan
Henry W. Sullivan, CEO

Dated: February 28, 2005